Exhibit 10.10

November __, 2009

IRREVOCABLE STANDBY LETTER OF CREDIT NO. _________
EXPIRATION DATE:  May 31, 2011

Cohen & Company Securities LLC
135 East 57th Street
New York, NY 10022

GSME Acquisition Partners I
762 West Beijing Road
Shanghai, Peoples Republic of China

Re:  Letter of Credit

Gentlemen:

We hereby establish our Irrevocable Standby Letter of Credit No. __________ in favor of the public shareholders of GSME Acquisition Partners I, hereinafter referred to as the “Beneficiary”, at the  request of Cohen & Company Securities, LLC, hereinafter referred to as “Applicant”, in an amount not to exceed in the aggregate One Million Two Hundred Forty-Two Thousand and 00/100 ($1,242,000.00) U.S. Dollars.  This Irrevocable Standby Letter of Credit is being issued in connection with Beneficiary’s initial public offering, hereinafter referred to as the “IPO”, and any and all funds drawn in connection with this Irrevocable Standby Letter of Credit shall be distributed only to the Beneficiary, and then only to the Beneficiary’s account maintained by Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004 (the “Trustee”).

Funds are available by your draft on us at sight, duly endorsed on the reverse side thereof bearing the clause:  “Drawn under TD Bank, N. A. Letter of Credit No. DRAFT dated _________” and accompanied by the following documents:

1.           The original of this Letter of Credit and any amendments thereto.

2.
A statement signed by a purported authorized official/representative of the Beneficiary, together with appropriate supporting documentation from the Trustee or the Beneficiary’s proxy solicitor confirming the relevant content of such statement, which reads:

A.
“This letter constitutes a request to draw upon TD Bank, NA. Letter of Credit No. _______ since the Beneficiary did not present a proposed business combination to its public shareholders within the time period set forth in the Beneficiary’s Registration Statement on Form F-1, as amended, File No. 333-162547, (“Registration Statement”) and the Beneficiary must draw upon the Letter of Credit in the aggregate amount of $_________, such that each holder of the Beneficiary’s ordinary shares sold in the IPO receive a per share amount of $0.30.  Therefore, the Beneficiary is requesting $_________, in order for each holder of the Beneficiary’s ordinary shares sold in the IPO to receive $0.30 per share upon liquidation.”

OR

B.
“This letter constitutes a request to draw upon TD Bank, N.A. Letter of Credit No. ______ since the Beneficiary consummated its initial business combination as set forth in the Company’s Registration Statement on Form F-1, as amended, File No. 333-162547 (“Registration Statement”) and the Beneficiary must draw upon the Letter of Credit in the aggregate amount of $_________, such that each holder of the Beneficiary’s ordinary shares sold in the IPO which were voted in favor of the Beneficiary’s business combination and either (i) properly converted or (ii) entered into a “forward contract” with the Beneficiary to sell such holder’s shares to the Beneficiary upon consummation of the business combination, receive an amount equal to $0.30 per converted share voted in favor of the Beneficiary’s business combination.  Therefore, the Beneficiary is requesting an aggregate of $_________ in order for the holders of each of the Beneficiary’s shares to receive $0.30 per share as set forth in (i) and (ii) above.”

November ___, 2009
Irrevocable Letter of Credit No. _____

OR

C.
“This letter constitutes a request to draw upon TD Bank, N.A. Letter of Credit No. ______ since the Beneficiary is liquidating because its shareholders failed to approve the Beneficiary’s proposed business combination, as set forth in the Beneficiary’s Registration Statement on Form F-1, as amended, File No. 333-162547  (“Registration Statement”) and the Beneficiary must draw upon the Letter of Credit in the aggregate amount of $_________, such that each holder of the Beneficiary’s shares sold in the IPO who voted in favor of the Beneficiary’s business combination immediately prior to the liquidation and continued to hold their shares until liquidation receive an amount equal to $0.30 per share voted in favor of the Beneficiary’s business combination. Therefore, the Beneficiary is requesting an aggregate amount of $_________, in order for each holder of the Beneficiary’s shares sold in the IPO to receive $0.30 per share voted in favor of the business combination.”

This Letter of Credit shall expire within 10 business days of the Beneficiary’s completion of a business combination or its liquidation, but no later than May 31, 2011.

This Irrevocable Standby Letter of Credit No. ________ constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.  This Irrevocable Standby Letter of Credit No. ________ may only be amended by a written instrument executed by each of the parties hereto.

We hereby agree that draft(s) drawn under and in compliance with the terms of this Letter of Credit will be duly honored upon presentation and delivery of documents as specified above, if presented at our office located at 6000 Atrium Way, Mt. Laurel, NJ 08054 on or before the expiration date noted above.

Except as otherwise expressly stated herein, this Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (2007 Revision) International Chamber of Commerce, Publication No. 600 (“UCP 600”).

Very truly yours,

TD BANK, N.A.

____________________________________        Date________
Authorized Signature

APPLICANT:

____________________________________        Date________
Authorized Signature
Cohen & Company Securities, LLC

BENEFICIARY:

____________________________________        Date________
Authorized Signature
GSME Acquisition Partners I